Exhibit 23.3
CONSENT OF HELLER EHRMAN LLP
     With respect to this Registration Statement on Form S-8 (this “Registration Statement”) filed by Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), we hereby consent to any references to our firm, or any references to advice rendered by our firm, incorporated by reference into this Registration Statement from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ HELLER EHRMAN LLP
July 6, 2006